Exhibit 99.1 PRESS RELEASE, DATED AUGUST 13, 2014, OF ENERSYS REGARDING SETTLEMENT OF
ALTERGY DISPUTES

EnerSys Announces Settlement of Altergy Disputes
Settlement Resolves Legal Challenges relating to May 2014 Arbitration Award

READING, Pa., Aug. 13, 2014 /PRNewswire/ -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that its wholly-owned subsidiary, EnerSys Delaware Inc. ("EDI"), has entered into a binding term sheet with Altergy Systems ("Altergy") that resolves the outstanding legal challenges related to the May 2014 arbitrational panel award issued in favor of Altergy.

Under the terms of the term sheet, EDI will pay Altergy $40.0 million in settlement of the May 2014 arbitration panel award, and Altergy will pay EDI $2.0 million to repurchase EDI's entire interest in Altergy. The parties anticipate executing agreements documents these transactions no later than September 12, 2014. Within ten days of receipt of the foregoing payments, the parties will move to end all ongoing litigation between them in connection with the arbitration panel award.

EnerSys intends to fund the net amount to be paid by EDI from immediately available cash on hand and funds available under its existing credit facilities. Based upon the binding term sheet, EnerSys anticipates reversing approximately $0.25 per diluted share in the second quarter of fiscal 2015 for the after-tax impact from the legal proceedings charge.

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys' earnings estimates, ability to negotiate and finalize settlement discussions with Altergy, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "believe," "plan," "seek," "expect," "intend," "estimate," "anticipate," "will," and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, ability to negotiate and finalize settlement discussions with Altergy, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from settlement discussions with Altergy, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys' control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys' results, including earnings estimates, see EnerSys' filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys' Quarterly Report on Form 10-Q for the period ended June 29, 2014. No undue reliance should be placed on any forward-looking statements.